UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2012

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Front Street

Hamilton HM 19

Bermuda

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 11, 2012, Aspen Insurance Holdings Limited (“Aspen”) announced the conditional appointment of Mr. John Worth, as Chief Financial Officer (“CFO”) of Aspen, subject to relevant regulatory approvals. His appointment will be effective upon such approvals. Mr. Worth and Aspen have agreed upon a form of the service agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (the “Service Agreement”). Following the fulfillment of all necessary conditions precedent, including receipt of regulatory approvals, the Service Agreement will be duly executed by both parties and will become effective. Aspen and Mr. Worth intend to seek to satisfy such conditions for an effective start date of November 1, 2012. At such time Mr. Worth will be appointed as CFO of Aspen and Mr. Julian Cusack will step down as the Interim CFO of Aspen and resume his role as Chief Risk Officer.

Prior to accepting the conditional offer for appointment as CFO of Aspen, Mr. Worth, aged 49, was the Group Financial Controller at Barclays PLC from the start of 2011. From 2009 to the end of 2010, he was Head of Financial Control at Barclays PLC. From 2006 to 2009, Mr. Worth was a partner in Banking and Capital Markets with Ernst & Young LLP.

The following is a summary of the material terms of the Service Agreement and such summary is qualified by the actual terms of the Service Agreement:

•	an annual salary of £390,000, subject to annual salary review;

•

a guaranteed bonus of not less than £240,000, which will be paid on the date on which Aspen pays cash bonuses to its employees for the year ended December 31, 2012, subject to Mr. Worth being an employee at the time the bonus becomes due;

•

eligibility for an annual cash bonus based on a bonus potential of 100% of annual salary (this percentage is not a cap or a limit and can be exceeded) during Mr. Worth’s employment of such amounts (if any) at such times and subject to such conditions as the Compensation Committee of the Board of Directors of Aspen (the “Compensation Committee”) may in its absolute discretion decide;

•

£100,000 (converted at the prevailing exchange rate on the date of grant) in Restricted Stock Units (the “2012 RSUs”) issued to Mr. Worth under the AIHL 2003 Share Incentive Plan (the “Plan”) on joining Aspen. Subject to the rules of the Plan, the 2012 RSUs will be subject to a three-year vesting period, with one-third of the grant vesting on each of the first, second and third anniversaries of the date of grant;

•

£200,000 (converted at the prevailing exchange rate on the date of grant) in Performance Shares (the “2012 Performance Shares”), issued to Mr. Worth under the Plan on joining Aspen. Subject to the rules of the Plan, the 2012 Performance Shares will be subject to a three-year vesting period with a separate annual book value per share growth test for each year. One-third of the grant will be eligible for vesting each year based on a formula, and will only be issuable at the end of the three-year period. The 2012 Performance Shares will be subject to the same performance criteria as other performance shares issued by Aspen as part of its 2012 Long-Term Incentive Plan grant.

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a participation in the 2013 Long-Term Incentive Plan equal to not less than $750,000 in RSUs, subject to the rules of the Plan, with any future participation subject to the discretion of the Chief Executive Officer and the Compensation Committee;

•	any such cash or stock awards in Aspen in lieu of deferred compensation from Mr. Worth’s previous employer which is forfeited;

•	employment may be terminated for cause if:

•	Mr. Worth becomes bankrupt, is convicted of a criminal offence, commits serious misconduct or other conduct bringing Mr. Worth or Aspen or any of its subsidiaries into disrepute;

•	Mr. Worth materially breaches any provisions of the Service Agreement or conducts himself in a manner prejudicial to Aspen; or

•	Mr. Worth breaches any code of conduct or ceases to be registered by any regulatory body;

•	employment may be terminated by Mr. Worth without notice for good reason if:

•	Mr. Worth’s annual salary or bonus opportunity is materially reduced;

•	there is a material diminution in Mr. Worth’s duties, authority, responsibilities or title, or he is assigned duties materially inconsistent with his position;

•	Mr. Worth is removed from the position of CFO; or

•	Mr. Worth is required to relocate more than 50 miles from his current office;

•

provided, however, that no such event(s) shall constitute “good reason” unless Aspen shall have failed to cure such event(s) within 30 days after receipt by Aspen from Mr. Worth of written notice describing in detail such event(s);

•

if Mr. Worth’s employment is terminated without cause, or if he resigns with good reason, he is entitled to (a) salary at his Salary Rate (as defined in the Service Agreement) through to and including the date in which his termination occurs; (b) the lesser of (x) the target annual bonus award for the year in which his termination occurs, and (y) the average of the annual bonus awards received by him for the three complete years immediately prior to the year of termination (or, if less, the number of complete years employed by the Company and provided that the annual bonus figure to be applied for the year ending 31 December 2012 shall be deemed to be £390,000 for the purposes of this Clause only), multiplied by a fraction, the numerator of which is the number of days that he was employed during the applicable year and the denominator of which is 365; (c) subject to the terms of the Service Agreement, the sum of (x) his highest Salary Rate during the term of the Service Agreement and (y) the average of the annual bonus awards received by him for the three complete years immediately prior to the year of termination (or, if less, the number of complete years employed by the Company), and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed as of the date of termination, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after his termination. In the event that Mr. Worth is paid in lieu of notice under the Service Agreement (including if Aspen exercises its right to enforce garden leave under the Service Agreement), the severance payment will be inclusive of that payment;

•

if Mr. Worth is terminated without cause or resigns for good reason in the six months prior to a change of control or the two-year period following a change of control, in addition to the benefits discussed above, all share options and other equity-based awards granted to Mr. Worth during the course of the agreement shall immediately vest and remain exercisable in accordance with their terms;

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certain provisions typical for Aspen officers relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation for a twelve-month period following termination or resignation;

•

in the event of termination due to the death of Mr. Worth, life cover for the benefit of his beneficiaries equal to (a) his salary at his Salary Rate up to and including the end of the month in which his death occurs, (b) the annual incentive award, if any, to which he would have been entitled to pursuant to Clause 5.4 for the year in which the his death occurs, multiplied by a fraction, the numerator of which is the number of days that he was employed during the applicable year and the denominator of which is 365, and (c) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, and any unpaid awards granted to replace former employer awards, all of which amounts shall be payable in a lump sum in cash within 30 days after his death, except that the pro-rated incentive award shall be payable when such award would have otherwise been payable had he not died; and

•

participation in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in Aspen’s pension scheme, medical insurance, permanent health insurance, personal accident insurance and life insurance.

The attached press release, furnished as Exhibit 99.1 to this Current Report on Form 8-K, provides additional information on the conditional appointment of Mr. Worth as CFO of Aspen.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is furnished as part of this report:

99.1	Press Release from Aspen Insurance Holdings Limited dated September 11, 2012.

The following exhibit is filed as part of this report:

10.1	Form of Agreed Service Agreement between John Worth and Aspen Insurance UK Services Limited.

The information furnished under Item 7.01 “Regulation FD Disclosure” and Item 2.02 “Results of Operations and Financial Condition” shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: September 11 , 2012	By:	/s/ Julian Cusack
	Name:	Julian Cusack
	Title:	Chief Financial Officer

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